UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

We filed a Current Report on Form 8-K dated February 8, 2005 (the “Form 8-K”) in which, among other items, we reported the entry into a material definitive agreement under Item 1.01 and the creation of a direct financial obligation under Item 2.03 with respect to our issuance of a series of promissory notes to affiliates of Prudential Investment Management, Inc. We are filing this amendment to the Form 8-K in order to provide additional detail with respect to that transaction as set forth in Items 1.01 and 2.03 below.

This amendment does not modify or update our reported results of operation and financial condition for our fourth quarter and year ended December 31, 2004 as disclosed under Item 2.02 of the Form 8-K. Consequently, this amendment does not include Item 2.02 information.

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K regarding the Notes (as such term is defined below) is incorporated by reference into this Item 1.01.

In addition, the terms of the Shelf Agreement referred to in Item 2.03 below require us to pledge equity securities of our Material Foreign Subsidiaries (as defined in the Shelf Agreement) as collateral for the debt. In connection with the issuance of the Notes, we were required to pledge equity securities of our Mainland China subsidiary, which had become a Material Foreign Subsidiary. On January 31, 2004, a Pledge Agreement was executed in this regard (the “Pledge Agreement”). The parties to the Pledge Agreement are Nu Skin Asia Investment, Inc., our wholly owned subsidiary (“NSAI”) and US Bank National Association, as collateral agent for the lenders. The Pledge Agreement provides that NSAI pledges 65% of the equity securities of Nu Skin (China) Daily-Use & Health Products Co., Ltd., which is a wholly-owned subsidiary of NSAI and is our primary operating entity in Mainland China.

The foregoing summary of the Pledge Agreement is subject to, and qualified in its entirety by, the Pledge Agreement attached as Exhibit 99.3 to this report and incorporated by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 7, 2005, we issued a series of Japanese Yen denominated senior promissory notes (the “Notes”) to affiliates of Prudential Investment Management, Inc. (“Prudential”). The Notes were issued pursuant to a $125 million Private Shelf Agreement entered into between us and Prudential on August 26, 2003 (the “Shelf Agreement”). The Shelf Agreement and Amendment No. 1 thereto were filed as Exhibits 10.52 and 10.53, respectively, to our Annual Report on Form 10-K filed on March 15, 2004. Amendment No. 2 to the Shelf Agreement was filed as Exhibit No. 10.3 to our Quarterly Report on Form 10-Q filed on August 9, 2004.

The aggregate principal amount of the Notes is 3.12 billion Japanese Yen, bearing a 1.7225% interest rate per annum, with interest payable semi-annually beginning on April 30, 2005. The final maturity date of the Notes is April 30, 2014 and principal prepayments are required annually beginning on April 30, 2008 in equal installments of 162,076,572 Japanese Yen. The Notes are also governed by the terms of the Shelf Agreement and amendments thereto, which contain certain representations, warranties and covenants by us, as well as customary conditions upon which the obligations under the Notes may be accelerated and become due and payable immediately, or become subject to additional obligations. For complete information regarding these terms, please refer to the Shelf Agreement and amendments thereto filed with our annual and quarterly reports as described above.

The foregoing summary of the Notes is subject to, and qualified in its entirety by, the Notes attached as Exhibit 99.2 to this report and incorporated by reference.

Item 9.	Financial Statements and Exhibits.

(c) Exhibits.

99.2*	Nu Skin Enterprises, Inc. Series C Senior Notes Nos. C-1 and C-2 dated February 7, 2005.

99.3	Pledge Agreement dated as of January 31, 2005 between Nu Skin Asia Investment, Inc. and U.S. Bank National Association.

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: March 10, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.2*	Nu Skin Enterprises, Inc. Series C Senior Notes Nos. C-1 and C-2 dated February 7, 2005.

99.3	Pledge Agreement dated as of January 31, 2005 between Nu Skin Asia Investment, Inc. and U.S. Bank National Association.

*Previously filed.